Calculation of Filing Fee Tables
S-1
AtlasClear Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	457(a)	3,333,333	$ 0.265	$ 883,333.24	0.0001381	$ 121.99
Fees Previously Paid	2	Equity	Common Stock, par value $0.00001 per share	457(a)	48,597,042	$ 0.265	$ 12,878,216.13		$ 1,778.48
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 13,761,549.37		$ 1,900.47
			Total Fees Previously Paid:						$ 2,244.91
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. Note 1(b) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on November 21, 2025, as reported on the NYSE American LLC. Note 1(c) Consists of an aggregate of up to 3,333,333 shares of Common Stock issued or issuable to certain Selling Stockholder named in this prospectus.

[2]	Note 2(a) See Notes 1(a) and 1(b). Note 2(b) Consists of an aggregate of up to 47,597,042 shares of Common Stock issued or issuable to certain Selling Stockholders named in this prospectus.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A